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                                                                    Exhibit 99.3



                                AFFILIATE LETTER
                                ----------------


Sara Lee Corporation
Three First National Plaza
Chicago, Illinois 60602


Chock Full O'Nuts Corporation
370 Lexington Avenue
New York, New York 10017


Ladies and Gentlemen:

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Chock Full O'Nuts Corporation, a New York corporation

("Company"), as the term "affiliate" is defined for purposes of paragraphs (c)
---------
and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations")
                                                       ---------------------
of the Securities and Exchange Commission (the "Commission") under the
                                                ----------
Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of June 8, 1999 (the "Agreement"),
                                                             ---------
among Sara Lee Corporation ("Parent"), CFN Acquisition Corporation, a New York
                             ------
corporation and a wholly owned subsidiary of Parent ("Sub"), and the Company,
                                                      ---
Sub shall be merged with and into the Company (the "Merger"), and the
                                                    ------
shareholders of the Company shall receive shares of common stock, par value

$0.01 per share, of Parent ("Parent Common Stock"), in exchange for shares of
                             -------------------
common stock, par value $0.25 per share, of the Company (the "Company Common
                                                              --------------
Stock").
-----
     As a result of the Merger, I may receive shares of Parent Common Stock in exchange for shares (or upon exercise of options for shares or upon the exercise by me of rights under certain option plans of the Company that become exercisable upon the consummation of the Merger) owned by me of Company Common Stock ("Parent Securities").
        -----------------

     I represent, warrant and covenant to Parent that in the event I receive any shares of Parent Securities as a result of the Merger:

        A. I shall not make any sale, transfer or other disposition of Parent Securities in violation of the Act or the Rules and Regulations.

        B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to
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sell transfer or otherwise dispose of Parent Securities to the extent I felt necessary, with my counsel or counsel for the Company.

        C. I have been advised that the issuance of Parent Securities to me pursuant tothe Merger shall be registered with the Securities and Exchange Commission (the "Commission") under the Act on a Registration Statement on Form
                 ----------
S-4. However, I have also been advised that, since (a) at the time the Merger shall be submitted for a vote of the shareholders of the Company, I may be deemed to be an affiliate of the Company and (b) the distribution by me of Parent Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of Parent Securities issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the Commission under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

        D. I understand that, except as provided in the Agreement, Parent is under no obligation to register the sale, transfer or other disposition of Parent Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

        E. I also understand that stop transfer instructions will be given to Parent's transfer agents with respect to Parent Securities issued to me and that there will be placed on the certificates for Parent Securities issued to me, or any substitutions therefore, a legend stating in substance:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(d), OR OTHERWISE IN ACCORDANCE WITH THE TERMS OF AN
               AGREEMENT DATED JUNE 8, 1999 BETWEEN THE REGISTERED HOLDER HEREOF AND SARA LEE CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF SARA LEE CORPORATION."

     You agree that the foregoing legend shall be removed upon my request in connection with a transfer in accordance with Rule 145 and upon registration under the Securities Act.

        F. I also understand that, unless the sale or transfer by me of Parent Securities has been registered under the Act or is a sale made in conformity with the

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provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to my transferee:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."


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          Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                       Very truly yours,


                                       ____________________________________
                                       Name:
                                       Title:


Accepted this ___ day of
____________, 1999, by

SARA LEE CORPORATION

By:   ______________________
      Name:
      Title:


CHOCK FULL O'NUTS CORPORATION

By:  ______________________
     Name:
     Title:


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